UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

Imperva, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35338	03-0460133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 345-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment and Restatement of Senior Management Bonus Plan

On August 10, 2018, the Compensation Committee of the Company approved the amendment and restatement (the “Current Plan”) of the 2018 Senior Management Bonus Plan (the “Prior Plan”), which provides compensation incentives for executive officers of Imperva based on the achievement of performance targets. The Current Plan changes the existing incentive metrics of revenue growth and operating margin under the Prior Plan to billings and operating expenses to be more consistent with the Company’s strategic transition to a subscription revenue model. The Compensation Committee believes billings, which is defined as revenue plus the change in deferred revenue, is a more comprehensive measure for the growth of the business as customers increasingly purchase subscription and software as a service offerings, and operating expenses is a more appropriate metric related to profit than operating margin.

The Current Plan replaced the Quarterly Achievement Percentage table (as defined in the Prior Plan) with the following table:

											Billings*
100%	105%	110%	115%	125%	125%	130%	135%	140%	145%	150%	+18%
95%	100%	105%	110%	120%	120%	125%	130%	135%	140%	145%	+15%
90%	95%	100%	105%	115%	115%	120%	125%	130%	135%	140%	+12%
85%	90%	95%	100%	110%	110%	115%	120%	125%	130%	135%	+9%
80%	85%	90%	95%	105%	105%	110%	115%	120%	125%	130%	+5%
75%	80%	85%	90%	100%	100%	105%	110%	115%	120%	125%	AOP
75%	80%	85%	90%	100%	100%	105%	110%	115%	120%	125%	-3%
60%	65%	70%	75%	85%	85%	90%	95%	100%	105%	110%	-6%
50%	55%	60%	65%	75%	75%	80%	85%	90%	95%	100%	-9%
50%	55%	60%	65%	75%	75%	80%	85%	90%	95%	100%	-12%
50%	55%	60%	65%	75%	75%	80%	85%	90%	95%	100%	-15%
+5%	+4%	+3%	+2%	+1%	AOP	-3%	-5%	-7%	-8%	-9%
Operating Expenses**

*        Billings are calculated as revenue plus the change in deferred revenue during the applicable period, plus any adjustments to the deferred revenue balance due to the adoption of the new revenue recognition standard (Accounting Standards Codification 606, Revenue from Contracts with Customers) (“ASC 606”), and excluding the impact of acquisitions.

**      Operating expenses are calculated on a non-GAAP basis applied consistently with past practice, assuming commission expense recognition under ASC 606, and excluding the impact of acquisitions.

The vertical axis in the table above represents billings for a particular quarter, in increments and decrements of between three and five percentage points from the billings target contemplated in the Company’s updated 2018 Annual Operating Plan (the “AOP”). The horizontal axis in the table above represents non-GAAP operating expenses for a particular quarter, in increments and decrements of between one and three percentage points from the operating expenses target contemplated in the AOP.

Billings and operating expenses achievements that fall between the percentages in the table above will be rounded to the nearest whole interpolated percentage. If billings achievement falls below the percentages in the table above or operating expenses exceed the percentages in the table above, no Quarterly Bonus (as defined in the Current Plan) will be paid.

The Compensation Committee may reduce the Quarterly Bonus awarded in its discretion.

The foregoing description of the Prior Plan and the Current Plan is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the Prior Plan, which was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the Current Plan filed as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1

2018 Senior Management Bonus Plan, dated February 14, 2018 (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed by the Company on February 23, 2018 (File No. 001-35338))

99.2	Amended and Restated 2018 Senior Management Bonus Plan, dated August 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

Date: August 16, 2018	By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer